EXHIBIT 23



INDEPENDENT AUDITOR'S CONSENT


We consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated April 13, 1998, appearing in this Annual Report on Form 10-K of Syms Corp and subsidiaries for the fiscal year ended February 28, 1998.




Deloitte & Touche LLP
New York, New York

May 11, 1998